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                                                                   EXHIBIT 10.22

                                   AGREEMENT

This agreement is made between United States Telecommunications, Inc. (Tel), and Prime Equities Group, Inc. (Prime).

Whereas: Tel shall cause Eight-five (85,000) Thousand authorized and/or issued Common Shares of Tel, a Florida Corporation to be issued to Prime or its assign.

Whereas: Tel guarantees that Prime or its assign shall, at all times, have an option to purchase addition Tel Shares at Five (5) cents per share in order to avoid dilution with respect to the percentage of Tel that said Eighty-five (85,000) Thousand Shares represents.

Whereas: The Consideration for said purchase shall be Eighty-five Thousand (85,000) Dollars, paid to United States Telecommunications, Inc., by or through Prime Equities Group, Inc.

Facsimile signatures are deemed as original for the purpose of this document.


Agreed upon this 22 day of December, 1999.



/s/ Richard Pollara   12/22/99                  /s/ Richard F. Inzer    12/22/99
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Richard Pollara           Date                  Prime Equities Group, Inc.  Date
President
United States Telecommunications, Inc.




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Notary                                          Date